Exhibit 99.1

FOR MORE INFORMATION:

David T. Parker

Vice President, Investor Relations & Corporate Communications

MEDNAX, Inc.

954-384-0175, x 5300

david_parker@mednax.com

FOR IMMEDIATE RELEASE

MEDNAX Increases Credit Facility to $800 Million to Fund Future Growth;

Facility May be Further Expanded to $1 Billion

FORT LAUDERDALE, Fla., Nov 20, 2012 — MEDNAX, Inc. (NYSE: MD), the national medical group specializing in neonatal, maternal-fetal, pediatric cardiology, other pediatric subspecialties and anesthesia physician services today announced that it has amended and restated its revolving credit facility to increase its borrowing capacity by $300 million to $800 million. The Company plans to use the expanded credit facility, in addition to cash flow, to fund anesthesia acquisitions as the Company’s future growth platform and to continue its growth across all its other physician specialties, as well as for other corporate purposes. The new credit facility also allows the Company to increase the borrowing limit to up to $1.0 billion, subject to the satisfaction of specified conditions. The Company also extended the maturity date of the credit facility through 2017 and maintained interest rates similar to those under the prior facility.

MEDNAX, Inc. has successfully used its cash and credit facility to execute a growth strategy in which the Company has effectively replicated and enhanced the core competency of a national medical group practice in the anesthesia space. The Company continues to manage a full and robust anesthesia acquisition pipeline, as well as opportunities across all of its other physician specialties.

The new credit facility was provided by a syndicate of 14 financial institutions with Wells Fargo Bank, National Association, as Administrative Agent, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Co-Syndication Agents, and Fifth Third Bank as Documentation Agent. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and U.S. Bank National Association, acted as Joint Lead Arrangers and Joint Bookrunners.

ABOUT MEDNAX

MEDNAX, Inc. is a national medical group that comprises the nation’s leading provider of neonatal, maternal-fetal and pediatric physician subspecialty services as well as anesthesia services. Physicians and advanced practitioners practicing as part of MEDNAX are reshaping the delivery of care within their specialties and subspecialties, using evidence-based tools, continuous quality initiatives and clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix Medical Group, a unit of MEDNAX, was founded in 1979 and now includes neonatal physicians who provide services at more than 300 neonatal intensive care units, who collaborate with affiliated maternal-fetal medicine, pediatric cardiology and pediatric critical care physician subspecialists to provide a clinical care continuum. Pediatrix is also the nation’s largest provider of newborn hearing screens. In 2007, MEDNAX expanded into anesthesia services. Today, American Anesthesiology includes more than 1,200 anesthesiologists and advanced practitioners who provide anesthesia care to patients in connection with surgical and other procedures as well as pain management. MEDNAX, through its affiliated professional corporations, employs more than 1,925 physicians in 34 states and Puerto Rico. Additional information is available at www.mednax.com.

###

Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “hope”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, “project”, “positioned”, “strategy” and similar expressions, and are based on assumptions and assessments made by MEDNAX’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and MEDNAX undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in MEDNAX’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well MEDNAX’s current reports on Form 8-K, filed with the Securities and Exchange Commission.